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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 22, 2004

                                 UGI CORPORATION

             (Exact name of registrant as specified in its charter)


         Pennsylvania                      1-11071               23-2668356
  (State or other jurisdiction          (Commission           (I.R.S. Employer
of incorporation or organization)         File No.)          Identification No.)



                                460 N. Gulph Road
                       King of Prussia, Pennsylvania 19406
                          (Address, including zip code,
                         of principal executive offices)

                                 (610) 337-1000
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
                                (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
                              (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 4.02 (a) -- NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A
RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On November 22, 2004, management concluded that the Company's Balance Sheet and Statement of Stockholders' Equity for its fiscal year ended September 30, 2003 should be restated to reduce the reported amount of stockholders' equity and increase the reported amount of deferred income taxes. The balance sheet changes are attributable to management concluding that the Company should have recorded deferred taxes upon the conversion of the Company's subordinated units in AmeriGas Partners, L.P. ("AmeriGas"), which occurred in November 2002, and upon subsequent sales by AmeriGas of units to the public. The restatement will have no impact on the Company's Income Statement or Statement of Cash Flows. The Company will include the restated Balance Sheet and Statement of Stockholders' Equity in its Annual Report on Form 10-K for the fiscal year ended September 30, 2004 ("2004 Form 10-K"), which it expects to file by December 14, 2004.

Under its interpretation of accounting rules at the time of the conversion, including Staff Accounting Bulletin No. 51, "Accounting for Sales of Common Stock by a Subsidiary," the Company accounted for the gains resulting from the conversion of AmeriGas units, and subsequent sales by AmeriGas of units to the public, as increases in stockholders' equity in amounts equal to the increase in the value of the Company's investment in AmeriGas. The Company did not record deferred taxes relating to the gains because of its intention to hold its investment in AmeriGas indefinitely. While the Company's intention to hold AmeriGas units indefinitely has not changed, it has reconsidered its previous judgments in the application of SFAS No. 109, "Accounting for Income Taxes." The Company believes that its reconsideration of previous judgments in the application of SFAS No. 109 was not a result of ineffective internal controls or procedures.

Accordingly, the Company will reflect an approximate $70 million decrease in Total common stockholders' equity and a corresponding increase in Deferred income taxes in a restated Balance Sheet and Statement of Stockholders' Equity for its fiscal year ended September 30, 2003 that will be included in its 2004 Form 10-K. The amounts of Total common stockholders' equity and Deferred income taxes in the Company's Balance Sheets for the interim periods of fiscal years 2003 and 2004 require similar adjustment.

Management and the Audit Committee have discussed with the Company's independent auditors the matters described in this Form 8-K.

ITEM 9.01 -- FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits

          99.1 Press Release issued by UGI, dated November 29, 2004, regarding the restatement of previously issued financial statements.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               UGI CORPORATION
                                               ---------------
                                               (Registrant)


                                               By: /s/ Anthony J. Mendicino
                                                  ------------------------------
                                                  Anthony J. Mendicino
                                                  Senior Vice President-Finance
                                                  and Chief Financial Officer

Date: November 29, 2004
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                                  EXHIBIT INDEX

Exhibit      Description
-------      -----------

99.1 Press Release issued by UGI, dated November 29, 2004, regarding the restatement of previously issued financial statements.